Exhibit 10.29


                                     JOINDER

               This JOINDER, dated as of February 26, 2004, is made by Bioenvision, Inc., a Delaware corporation ("Bioenvision"), with an address at 509 Madison Avenue, Suite 404, New York, New York 10022.

               The undersigned hereby agrees to be bound by, and subject to, each of the terms and conditions of the Manufacturing and Distribution Agreement, dated and effective as of December 10, 2001 (the "Effective Date"), between Stegram Pharmaceuticals Limited ("Stegram") and Arnolds Veterinary Products, a trading division of Dechra Ltd. ("Arnolds"), as the same may be amended or restated at any time or from time to time (the "Agreement"), a copy of which is attached as Exhibit A hereto: provided; however, that:

        (i) Arnolds and Stegram agree that, from and after the date hereof until the termination of or expiration of the Agreement, Bioenvision shall have the right to receive fifty percent (50%) of all royalty payments otherwise due and owing by Arnolds to Stegram pursuant to Section 8.1 of the Agreement, in each case, on the same terms and provisions as such payments are due to be paid to Stegram under the Agreement;

        (ii) Arnolds shall not market the Product other than for veterinary use without the prior written consent of Bioenvision;

        (iii) Bioenvision agrees that it shall not actively promote or supply trilostane/modrenal into the veterinary market; and

        (iv) Arnolds and Stegram agree that Bioenvision shall be considered a party to the Agreement from and after the date hereof.

               IN WITNESS WHEREOF, Bioenvision has executed this Joinder as of the date first-above written.

                                            BIOENVISION, INC.


                                            By: /s/ David P. Luci
                                                --------------------------------
                                                Name: David P. Luci
                                                Title:  Director of Finance

AGREED TO AND ACCEPTED (as of
the date first-above written):

STEGRAM PHARMACEUTICAL LIMITED

By:  /s/ P.W. Ellson
     -------------------------
     Name:  P.W. Ellson
     Title:  Director

ARNOLDS VETERINARY PRODUCTS

By:  /s/ E. Torr
     ----------------------
     Name:  E. Torr
     Title:  Business Development Director

DATED:                                                                      2001
--------------------------------------------------------------------------------









                       (1) STEGRAM PHARMACEUTICALS LIMITED


                                      -and-
                     (2) ARNOLDS VETERINARY PRODUCTS LIMITED





                            -----------------------

                                MANUFACTURING AND
                             DISTRIBUTION AGREEMENT

                            -----------------------









================================================================================


DLA                                           Date of Original:  7 November 2001
Victoria Square House                         Date of Version:  10 December 2001
Victoria Square                                                     Draft No:  1
Birmingham B2 4DL
Tel:  08700 111 111                                                   FE Ref. DG
Fax:  0121 262 5794                                      DP Ref:  STEGRAMAGG.DOC

================================================================================

                                TABLE OF CONTENTS
================================================================================


1.      DEFINITIONS............................................................1
2.      SUPPLY OF TRILOSTANE...................................................3
3.      SPECIFIC OBLIGATIONS RELATING TO THE PRODUCT...........................5
4.      TECHNICAL INFORMATION..................................................6
5.      MANUFACTURING AND DISTRIBUTION LICENSES................................6
6.      IMPROVEMENTS...........................................................7
7.      OWNERSHIP OF IMPROVEMENTS/STEGRAM IPRS.................................7
8.      ROYALTY................................................................8
9.      CONFIDENTIALITY........................................................9
10.     PATENTS...............................................................10
11.     OWNERSHIP OF THE STEGRAM'S IPRS.......................................11
12.     TERM AND TERMINATION..................................................12
13.     GENERAL...............................................................13
        JOINDER1...............................................................1
1.      DEFINITIONS............................................................1
2.      SUPPLY OF TRILOSTANE...................................................3
3.      SPECIFIC OBLIGATIONS RELATING TO THE PRODUCT...........................5
4.      TECHNICAL INFORMATION..................................................6
5.      MANUFACTURING AND DISTRIBUTION LICENSES................................6
6.      IMPROVEMENTS...........................................................7
7.      OWNERSHIP OF IMPROVEMENTS/STEGRAM IPRS.................................7
8.      ROYALTY................................................................8
9.      CONFIDENTIALITY........................................................9
10.     PATENTS...............................................................10
11.     OWNERSHIP OF THE STEGRAM'S IPRS.......................................11
12.     TERM AND TERMINATION..................................................12
13.     GENERAL...............................................................13
        21
        Options to acquire Intellectual Property Rights ......................21
        APPENDIX..............................................................22
        Patents ..............................................................22

THIS AGREEMENT is made on                                                   2001

BETWEEN

(1) STEGRAM PHARMACEUTICALS LIMITED (registered in England number 2434770) whose registered office is at: 44 Broomfield Drive, Billingshurst,
        Sussex: RH14 9TN ("Stegram")

(2) ARNOLDS VETERINARY PRODUCTS LIMITED (registered in England number 505382) whose registered office is at Dechra House, Jamage Industrial Estate, Talke Pits, Stroke on Trent, Staffordshire ST7 LXW ("Arnolds")

BACKGROUND

1. Stegram produces a chemical substance know as Trilostane (and hereinafter referred to as "Trilostane") used in the manufacture of a veterinary product for the treatment of dogs, horses and other animals.

2. Arnolds is engaged in the formulation, manufacture, licensing and distribution of products for veterinary use.

3. Arnolds wishes to manufacture, license and distribute the Product (as defined below) for veterinary use.

OPERATIVE PROVISIONS

1.      DEFINITIONS

        1.1 In this agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

               "Effective Date" means [the date of this agreement];

               "Group" means Arnold and any company which is a subsidiary or the holding company of Arnolds or any subsidiary of the holding company of Arnolds (including, without limitation, Dales Pharmaceuticals Limited);

               "Group Company" means any company which is a member of the Group;

               "Improvements" means all improvements, modifications or adaptations to any part of the Technical Information which might reasonably be of commercial interest to either party in the design, development, manufacture or supply of the Product for veterinary use or in the operation of the process used in the manufacture of the Product and which may be made or acquired by either party during the term of this agreement;

               IPRs" means patents, trade marks, service markets, design rights (whether registerable or otherwise), applications for any of the foregoing, copyright, database rights know-how, trade or business names and other similar rights or obligations whether registerable or not in any country (including but not limited to the United Kingdom) where related to veterinary use;

               "MA" means any marketing authorization or any other pharmaceutical or product license consent or approval relating to the manufacture or supply by Arnolds of the Product in any country within the Territory;

               "Stegram IPRs" means:

                              1.1.1.1 the patents (and applications) short particulars of which are listed in schedule 1;

                              1.1.1.2   all patent applications that may
                                        hereafter be filed in the Territory by
                                        or on behalf of Stegram which either are based on or claim priority from any of the foregoing patents [and applications] or which are in respect of any Improvements to which Stegram is entitled and which Stegram is due to disclose to Arnolds under this agreement;

                              1.1.1.3   all patents which may be granted
                                        pursuant to any of the foregoing patent
                                        applications; and

                              1.1.1.4 all other Intellectual Property Rights of Stegram and any applications therefor which relate to the Products or the "Trilostane" or which relate to or are used in the design, manufacture, assembly or supply of Products or the Trilostane;

               "Net Sales Value" means the total value of all sales of the Products invoiced to third party customers by Arnolds after deduction of trade discounts, credits and allowances and exclusive of Value Added Tax;

               "Product" means the product sold under the Trade Mark Vetoryl and any other product which may be added to Schedule 2 in the future;

               "Trilostane" means the raw materials referred to in schedule 3 [and such other raw materials or compounds which are agreed in writing to be added to schedule 3];

               "Technical Information" means all identifiable know-how, experience, data, drawings, designs, technical reports, specifications and all other technical or commercial information relating to the Product or the RMs or relating to or used in the design, manufacture, assembly, marketing or supply of the Product or the RMs (including all know-how and technical information contained in the Drug Master File relating to the process used to manufacture the Product using the RMs) as appropriate for veterinary use;

               "Territory" means the countries listed in schedule 4 and any other country which is agreed in writing by the parties to be added to schedule 4;

               "Trace Mark" means Vetoryl;

               "VMD" means the Veterinary Medicine Directorate.

        1.2 In this agreement any reference to the term "Arnolds" shall include any other Group Company including, without limitation, Dales Pharmaceuticals Limited.

        1.3 In this agreement any reference to the term "Stegram" shall include any subsidiary or holding company of Stegram and any subsidiary of any holding company of Stegram.

        1.4 In this agreement the terms "subsidiary" and "holding company" shall have the meanings ascribed to those terms in section 736 of the Companies Act 1985 (as amended).

        1.5    In this agreement, except where the context otherwise requires:

               1.5.1 the use of the singular includes the plural and vice versa;

               1.5.2 any reference to "person" or "persons" includes natural persons, firms, partnerships, companies, corporations, associations, organizations, governments, states, foundations and trusts (in each case whether or not having a separate legal entity).

2.      SUPPLY OF TRILOSTANE

        2.1 Arnolds agrees to purchase from Stegram or its designee and Stegram agrees to sell or cause to be sold to Arnolds exclusively all of Arnolds requirements for Trilostane during the terms of the Agreement. Stegram agrees not to sell or cause to be sold Trilostane for using in the veterinary field to any party in the territory other than Arnolds.

        2.2 Stegram and Arnolds agree that either, or both parties shall seek to identify an alternative source of Trilostane with the prior written agreement of the other party.

        2.3 Stegram shall comply with all applicable regulations or legal requirements concerning the manufacture, packaging, packing, supply and delivery of the Trilostane and the performance of its obligations under this agreement.

        2.4    The price of the Trilostane shall be the price specified in schedule 5 or such other price as shall be agreed in writing by the parties.

               The price of the Trilostane shall be:

               2.4.1      exclusive of any applicable value added tax;

               2.4.2 inclusive of all charges for packaging, packing, shipping, carriage, insurance and delivery of the Trilostane to the premises of Arnolds or other Group Company and any duties or levies other than value added tax.

        2.5 The Supplier may invoice Arnolds on or at any time after delivery of the Trilostane. Arnolds shall subject to the terms of this agreement pay the price invoiced by Stegram in respect of the Trilostane so delivered within 60 days of the date of Stegram's invoice.

        2.6 The Trilostane shall be delivered properly packed and secured to the delivery address specified in Arnolds order and which has been previously accepted by Stegram by the date requested by Arnolds during the normal business hours of Arnolds. Arnolds agrees to provide Stegram each quarter an estimate of its requirements for Trilostane for the coming 12 months together with an official order for the first quarter of each 12 month period so as to allow 90 days for Stegram to complete the order.

        2.7 Arnolds shall be entitled to return at Stegram's expense any Trilostane delivered which is not in accordance with the specification.

        2.8 Delivery of the Trilostane shall take place when the Trilostane is delivered at the delivery address specified in Arnolds's order. Risk of damage to or loss of the Trilostane shall pass to Arnolds on delivery to Arnolds in accordance with this clause 2.9.

        2.9 Stegram accepts that Arnolds's ability to manufacture or distribute the Product and to perform its obligations relating to the manufacture or distribution of the Product is dependent upon the supply of Trilostane in accordance with the terms of this agreement, including, without limitation, the supply of Trilostane ordered by Arnolds from time to time.

        2.10 Stegram shall provide such assistance and information as shall be reasonably requested by Arnolds or required by any competent regulatory authority including, without limitation, the VMD and shall cooperate with Arnolds and any competent regulatory authority and perform such other acts as shall be reasonably requested by Arnolds or required by any competent regulatory authority for the purposes of manufacture and distribution of the Product.

        2.11 Stegram shall ensure that any Trilostane delivered to Arnolds shall be free from defects in design, material and workmanship, will be fit for the purpose of manufacturing the Product in accordance with the specification for the Product and will comply with the specification for the Trilostane agreed in writing by

               Stegram and Arnolds and all British standards and applicable statutes and regulations.

        2.12 Stegram shall inform Arnolds of any modifications to or improvements in the manufacture of Trilostane (including, without limitation, any modification or improvement to the composition or formulation of the Trilostane) or their packaging by giving Arnolds not less than 90 days' prior written notice. Promptly upon request from Arnolds Stegram shall provide Arnolds with all information which is reasonably available to Stegram or of which Stegram is aware and all assistance as shall be reasonably necessary to enable Arnolds to assess the effect of the modification or improvement upon the Product, its packaging and its business, to verify with the appropriate governmental or regulatory agency or authority (including, without limitation, the VMD) whether or not the modification or improvement affects any MA or other license relating to the Product and to enable Arnolds to maintain in force all marketing authorizations, licensed and consents relating to the Product or its resale in any part of the Territory and to comply with the terms of this Agreement. If Stegram gives Arnolds written notification of any modification to or improvement to the Product or its packaging:

               2.12.1 before the modification or improvement is implemented by Stegram Arnolds shall be entitled to order at any time during the period of sixty (60) days from the date upon which Stegram's written notice is given and Stegram shall supply such quantities of the Trilostane out of existing stocks as are so ordered by Arnolds
                          (i) to meet any purchase orders already placed with Arnolds and (ii) to satisfy Arnolds's requirements for the 12 months which immediately follow the date of Stegram's written notice.

3.      SPECIFIC OBLIGATIONS RELATING TO THE PRODUCT

        3.1 Arnolds will comply with all laws and regulations of any country in the Territory of which it is aware for the purpose of obtaining any MA of which Arnolds is aware is necessary to enable Arnolds to sell the Product in the relevant country.

        3.2 Unless otherwise agreed in writing by the parties, Arnolds will only market the Product for veterinary use.

        3.3 Arnolds will be responsible for obtaining for Arnolds's benefit product liability insurance in relating to Arnolds's sale of the Product in the Territory to a level consistent with the nature and size of Arnolds's business in the sale of the Product provided such insurance is reasonably available in the market on terms reasonably acceptable to Arnolds.

        3.4 All technical and promotional material delivered or created by Arnolds or on behalf of Arnolds for Arnolds and used by Arnolds for the purposes of promoting the sale of the Product will be made available to Stegram by Arnolds.

        3.5 All clinical trials and studies for either existing or new indications must be agreed in writing by both parties on the basis of protocol prior to commencement.

        3.6    In the event that:

               3.6.1 Arnolds ceases to be a subsidiary of Dechra Pharmaceuticals Plc or of any holding company of Dechra Pharmaceuticals Plc; or

               3.6.2      Dechra Pharmaceuticals Plc goes into liquidation; or

               3.6.3 if this agreement is terminated by Stegram for breach by Arnolds under clause 12 or expires if requested in writing by Stegram, Arnolds shall transfer to Stegram such right title and interest as it has in the Trade Mark.

4.      TECHNICAL INFORMATION

        Forthwith upon execution of this agreement by the parties, Stegram will supply Arnolds with a reproducible copy which is accurate and complete of all Technical Information in its possession or supplied to any regulatory authority relative to the use of the Product in the veterinary field including the VMD, Arnolds, or its representatives shall be permitted during normal working hours to have access to the original documents or other original media bearing, containing, embodying or recording any part of the Technical Information (including the Drug Master File) for inspection and for the purpose of taking extracts or copies.

5.      MANUFACTURING AND DISTRIBUTION LICENSES

        5.1    The Supplier hereby grants to Arnolds:

               5.1.1      an exclusive license:

                          5.1.1.1 to manufacture the Product for veterinary use; and

                          5.1.1.2 to distribute, sell or otherwise deal in the Product for veterinary use anywhere in the Territory;

               5.1.2 an exclusive licence to use and exploit the Technical Information and Stegram's IPRs in order to:

                          5.1.2.1  manufacture the Product for veterinary use;

                          5.1.2.2 distribute, sell or otherwise deal in the Product for veterinary use anywhere in the Territory; and

                          5.1.2.3 manufacture and/or distribute sell or otherwise deal in or exploit any improved, modified or enhanced version of the Product for veterinary use developed or acquired by or on behalf of Arnolds and the right to authorize any other Group Company to do all or any of the acts or permitted purposes specified in this clause
               5.1 and any other person to distribute, sell or otherwise deal in the Product for veterinary use anywhere in the Territory.

        5.2 Stegram hereby authorises Arnolds to use and exploit Stegram's IPR's and technical information to obtain licenses in countries agreed by both parties and for Arnolds to pursue sales and marketing arrangements with other companies in those designated countries in Schedule 4.

        5.3 Stegram agrees to execute a formal patent license agreement substantially as set out in schedule 6 for the purpose of registering any patent license granted pursuant to clause 5.1.

        5.4 Stegram agrees that it will not itself use or exploit in the Territory nor will it authorise any other person to nor purport to grant to any other person the right to use or exploit in the Territory the Technical Information or Stegram's IPRs for veterinary use including, without limitation:

               5.4.1 the right to manufacture anywhere in the Territory the Products for veterinary use; and/or

               5.4.2 the right to distribute, sell or otherwise deal in the Product for veterinary use anywhere in the Territory.

        5.5 Subject to clause 3.6 the Trade Mark shall remain the exclusive property of and vested in Arnolds.

6.      IMPROVEMENTS

        6.1 Each party shall promptly disclose to the other in confidence and in such detail as that other may reasonably require all Improvements that it may develop or acquire.

        6.2 If requested by the other party, the party which has made the Improvement shall enter into good faith negotiations with a view to granting the other party a license for each Improvement upon terms to be agreed between the parties.

7.      OWNERSHIP OF IMPROVEMENTS/STEGRAM IPRs

        7.1 All Improvements and all Intellectual Property Rights arising from or which relate to any work carried out by Arnolds shall subject to clause 3.6 remain the exclusive property of Arnolds.

        7.2 All Improvement and all Intellectual Property Rights arising from or which relate to any work carried out by Stegram shall subject to the terms of clause 7.4 and schedule 7 remain the exclusive property of Stegram.

        7.3 Subject to clause 10.5 Improvements arising from work carried out jointly shall belong to the parties equally unless they shall otherwise agree. Each party shall have the irrevocable right to use such joint Improvements independently of the other and to the extent necessary for such use each shall grant to the other a royalty free worldwide irrevocable perpetual non-exclusive license under all jointly held intellectual property rights relating thereto including the right to assign and to grant sub-licenses thereunder. Each party undertakes that on request it will confirm to any prospective licensee of the other the right of that other to grant such a license pursuant to this clause.

        7.4 The parties agree that the provisions of schedule 7 shall also apply to Stegram's IPRs and other Intellectual Property Rights of Stegram.

8.      ROYALTY

        8.1 For each Product sold by Arnolds in the United Kingdom during the term of this agreement on or after the Effective Date, Arnolds shall subject as hereinafter provided pay Stegram a royalty as a percentage of the Net Sales Value of the Product as follows:

               Period in which Product is sold by AVP in Royalty Rate the United Kingdom

               12 months starting from the Effective Date   5% of Net Sales
                                                            Value

               12-24 months post Effective Date             5% of Net Sales
                                                            Value to
                                                            (pound)250,000

                                                            10% of Net Sales
                                                            Value over
                                                            (pound)250,000

               Years 3-10 post Effective Date               5% of Net Sales
                                                            Value to
                                                            (pound)100,000

                                                            7.5% of Net Sales
                                                            Value from
                                                            (pound)100,000-
                                                            (pound)350,000

                                                            10% of Net Sales
                                                            Value which exceeds
                                                            (pound)350,000

               The parties shall negotiate in good faith the royalty rate for any other country within the Territory prior to registration and launch.

        8.2 Subject to the other provisions of this agreement the royalty payment referred to in clause 8.1 shall be payable by Arnolds no later than the last day of the calendar month following each successive Quarterly Period in which Arnolds raised the invoice in respect of the sale of the Product to the relevant customer. For the purposes of this clause 8.2 "Quarterly Period" means the period of three months commencing on 1 January, 1 April, 1 July and 1 October.

        8.3 All royalty payments payable to Stegram under this agreement are exclusive of value added tax which shall be payable on the rendering by Stegram of the appropriate invoice.

        8.4 Subject to clause 12.6 the obligation to pay any royalty shall terminate with immediate effect on the date upon which this agreement expires or terminates.

        8.5 Prior to making any payment under this agreement, Arnold shall be entitled to make deductions or deferments in respect of any disputes or claims whatsoever with or against Stegram including, without limitation, in respect of any sums owed to Arnolds by Stegram or any amount which is a genuine pre-estimate of the sums owed to Arnolds for losses, costs or expenses incurred by Arnolds as a result of or in connection with any breach of this agreement by Stegram provided that when the dispute or claim in respect of which a deduction or deferment has been made or settled or otherwise resolved, Arnolds shall account to Stegram for any balance then remaining due to Stegram.

9.      CONFIDENTIALITY

        9.1 Each party agrees to maintain secret and confidential all information obtained from the other pursuant to this agreement within the veterinary field. Each party agrees that it shall disclose such information only to those of its employees, contractors and sub-licensees pursuant to this agreement to whom and to the extent that such disclosure is reasonably necessary for the purpose of this agreement.

        9.2 The foregoing obligations of clause 9.1 above shall not apply to any information which:

               9.2.1 prior to receipt thereof from one party was in the possession of the other and at its free disposal;

               9.2.2 is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other;

               9.2.3 is or becomes generally available to the public through no act or default of the recipient party or its agents or employees.

        9.3    Notwithstanding the foregoing provisions:

               9.3.1 Arnolds and any other Group Company shall be entitled to disclose Technical Information of or any confidential information of Stegram:

                              9.3.1.1 to any court of competent jurisdiction or any competent judicial governmental or regulatory body insofar as such disclosure is necessary for the purpose of exercising any of Arnolds's rights or performing any of Arnolds's obligations under this agreement; and

                              9.3.1.2 to the extent required to do so by the rules of any stock exchange on which the shares of any Group Company are listed.

10.     PATENTS

        10.1 Stegram shall at its own cost [diligently prosecute to grant all subsisting patent applications within Stegram IPRs so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents] maintain all patents within Stegram IPRs in force for the full terms thereof.

        10.2 Stegram undertakes at its own cost to take all steps (including any proceedings) may be necessary to halt any infringement by a third party of any of Stegram's IPRs in the Territory where such infringement is on such a scale as to affect prejudicially Arnolds's business in the Product wherever there is a reasonable chance of such steps being successful. Should Stegram consider action not to be necessary or capable of success Arnolds may take action at their own cost.

        10.3 In the event of any infringement by a third party of any of Stegram's IPRs in the Territory on such a scale as to affect prejudicially Arnolds's business in the Product, Arnolds may at its option and without prejudice to the terms of clause 10.2 take all legitimate steps to halt such infringement. Subject to receiving legal advice or advice from Patent Counsel, Arnolds may request Stegram to lend its name to such proceedings and provide reasonable assistance and Stegram will do so. Any damages recovered under any proceedings taken by Arnolds in respect of which Stegram has lent its name shall be dealt with in a manner which shall be fair and reasonable as between Stegram and Arnolds.

        10.4 Should Arnolds be sued for infringement of any patents or other Intellectual Property Rights of any third party by reason of its use or exploitation of Stegram's IPRs or the manufacture use or sale of the Product Stegram shall on request assist Arnolds in its defence to such action to the extent that in all the circumstances it is reasonable to do so. All costs of any action by Arnolds in respect of which STEGRAM has not lent its name shall be borne by Arnolds to whom shall belong all sums that may be recovered from the third party.

        10.5 Either party to this agreement may at any time in respect of an Improvement elect not to pursue further an application for patent protection either jointly or on its own behalf or to maintain any such patent protection as it may have obtained and the party so electing shall notify the other party and shall if so requested assign all rights it may have therein for nominal consideration to that other party provided that the party electing not to pursue the application or the resulting patent shall be entitled to a non-exclusive royalty free worldwide perpetual and irrevocable license under all relevant rights with the right to assign and to sub-license on terms which shall be agreed in writing by the parties.

11.     OWNERSHIP OF THE STEGRAM'S IPRs

        11.1 Stegram warrants and confirms that with respect to the use of the Product in the Territory:

               11.1.1 Stegram has the right, power and authority to enter into this agreement and to grant the licenses in clause 5 and holds all necessary licenses, consents and approvals (other than the marketing authorisation held by Arnolds on the date of this agreement) to manufacture and distribute the Product in the Territory;

               11.1.2 Stegram's IPRs and the Technical Information are legally and beneficially owned by Stegram and are not subject to any charge, mortgage, encumbrance, rights, equities or interests in favor of any person;

               11.1.3 the exercise of the rights granted or to be granted to Arnolds under this agreement will not result in the infringement of the Intellectual Property Rights or rights of any third party;

               11.1.4 it has not granted any license or rights or assigned any rights of any nature in respect of any of Stegram's IPRs to any person;

               11.1.5 the patents within Stegram's IPRs are valid, subsisting, exercisable and enforceable and none is being used, claimed, infringed, opposed or attacked by any person;

               11.1.6 [the patent applications within Stegram's IPRs are valid and subsisting and none is being infringed, applied or attacked by any person;]

               11.1.7 all application registration and renewal fees in respect of each of the patents [and patent applications] within Stegram's IPRs have been and will be paid;

               11.1.8 Stegram has not done or omitted to do anything which act or omission:

                          11.1.8.1 might render any of the patents within Stegram's IPRs object to revocation or the grant of any compulsory license;

                          11.1.8.2   [might prevent any of the patent
                                     applications within Stegram's IPRs from
                                     proceeding to grant.]

        11.2 Stegram shall indemnify Arnolds and keep Arnolds fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which Arnolds may sustain or incur or which may be brought or established against Arnolds by any person and which in any case arise out of or in relation to or by reason of any claim or allegation that the exercise of the rights granted or to be granted to Arnolds on or after the Effective Date pursuant to the terms of this agreement infringe the Intellectual Property rights of any third party provided that such infringement was not due to negligence, error or fraud on the part of Arnolds. The foregoing indemnity shall be granted whether or not legal proceedings are instituted and if such proceedings are instituted irrespective of the means manner or nature of any settlement compromise or determination. The provisions of this clause 11 shall survive the termination of this agreement howsoever occasioned.

12.     TERM AND TERMINATION

        12.1 Unless terminated earlier in accordance with the terms of this clause 12, this agreement shall commence on the Effective Date for an initial period of 10 years and shall continue thereafter for a further period of five years, provided that the parties have agreed in writing prior to the expiry of the initial period of 10 years that this agreement shall be renewed for a further period of five years.

        12.2 This agreement may be terminated by either party forthwith on giving notice in writing to the other if the other party commits any material breach of any term of this agreement and shall have failed within 30 days after the receipt of a request in writing from the other party so to do, to remedy the breach.

        12.3 Either party may terminate this agreement immediately by notice if any of the following events occurs in relation to the other party:

               12.3.1 an order is made or a resolution is passed for the winding up of the other party, except in the case of a voluntary winding up for the purposes of a scheme of reconstruction or amalgamation the terms of which have previously been approved in writing by the party seeking to rely on this clause;

               12.3.2 an administrative order is made or a petition for such an order is presented in respect of the other party;

               12.3.3 a receiver (which expression includes an administrative receiver) is appointed in respect of the other party or all or any of its assets;

               12.3.4 any voluntary arrangement is proposed under section 1 of the Insolvency Act 1986 in respect of the other party;

               12.3.5 the other party ceases, or threatens to cease, to carry on business.

        12.4 Termination of this agreement for any reason shall not bring to an end:

               12.4.1 the confidentiality obligations on the parties in clause 9;

               12.4.2 the provisions of schedule 7, clause 11 and clauses 12.4, 12.5 and 12.6;

               12.4.3     the licenses if any under clause 6.2 and clause 10.5.

        12.5   If this agreement is terminated by Arnolds pursuant to clause
               12.2 or clause 12.3, the licenses granted to Arnolds under clause 5 shall continue in full force and effect in each country of the Territory but no royalty payment shall be made by Arnolds if this agreement is so terminated by Arnolds on or after the date upon which this agreement is terminated by Arnolds pursuant to clause
               12.2 or clause 12.3.

        12.6   On termination of this agreement by Stegram pursuant to clause
               12.2 or clause 12.3 Arnolds shall continue to have the right for a period of twelve months from the date upon which this agreement is so terminated to complete deliveries on contracts in force to that date, to manufacture the Product using any Trilostane held in stock and to dispose of Products already manufactured or assembled or held in stock. If this agreement is terminated by Stegram pursuant to clause 12.2 or clause 12.3 royalty payments shall continue to be made in accordance with clause 8 in respect of the period of 12 months following the date of termination.

13.     GENERAL

        13.1 This agreement or any part thereof shall not be assigned by any party without the written consent of the other party.

        13.2 If any provision of this agreement is agreed by the parties to be illegal void or unenforceable under any law that is applicable hereto or if any court of competent jurisdiction in a final decision so determine this agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree.

        13.3 A failure by any party hereto to exercise or enforce any rights conferred upon it by this agreement shall not be deemed to be a waiver of any such right or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

        13.4 This agreement (together with the documents referred to herein) constitutes the entire agreement and understanding between the parties and supersedes all prior written or oral representations, agreements or understandings between them relating to the subject matter of this agreement other than any false mis-representation made by a party to induce the other party to enter into this agreement. No variation or amendment of this agreement shall bind any party unless made in writing and agreed to in writing by a duly authorised officer of each of the parties.

        13.5 The construction validity and performance of this agreement shall be governed in all respects by English law.

        13.6 Arnolds shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this agreement through Dales Pharmaceuticals Limited or an any Group Company.

        13.7 Subject to clause 3 of schedule 7 all disputes arising in any way out of or affecting this agreement shall be subject to the exclusive jurisdiction of the English courts to which the parties hereto agree to submit or by arbitration.

        13.8 Stegram further covenants that at the request of Arnolds it will at all times hereafter do, execute and perform all such deeds, documents, assurances, acts and things as may be necessary or desirable or as Arnolds may reasonably require to carry the provisions of this agreement into full force and effect.

        13.9 Any notice request or other document to be given hereunder shall be delivered by hand or sent by first class post or by recorded delivery. The address for service of both parties shall be the respective addresses of each party as set out in this agreement (or such other address as may be notified by the recipient party to the other). Any notice or other document shall be deemed to have been served (if delivered) at the time of delivery or (if sent by post) upon the expiration of two working days after posting.

        13.10 A person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

SIGNED                           by    )      /s/ G. Margetts           2/1/02
a duly authorised representative for   )      ---------------
and on behalf of Stegram               )
Pharmaceuticals Limited in the         )      /s/ P. Margetts 2/1/02
presence of:                                  ---------------


SIGNED                           by    )      /s/ E. Torr               19/12/01
a duly authorised representative for   )
and on  behalf of  Arnolds  Veterinary )
Products
Limited in the presence of:            )      /s/ A. Yeomans            19/12/01


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